UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Event Earliest Reported): September 2, 2010 (August 27, 2010)

Trans-Pacific Aerospace Company, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-148447	36-4613360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30950 Rancho Viejo Rd #120,

(Address of principal executive offices)

(949) 260-0150

(Registrant's telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 27, 2010, we appointed Kevin Gould as member of our Board of Directors.

Mr. Gould, age 56, served as President and CEO of airplane manufacturer Piper Aircraft from early 2009 to July 2010.  During that time, the company doubled its market share, elevated spare parts fill rates by outsourcing their distribution to Aviall, successfully introduced the two-seat PiperSport by partnering with manufacturer Czech Sport Aircraft, overhauled and globalized its sales and distribution channel, initiated Facebook/YouTube/Twitter marketing programs, cut SG&A through innovative restructuring of its product liability risk management, and re-launched development of its PiperJet aircraft.

Prior to becoming CEO, Mr. Gould was VP of Operations at Piper from 2005-2009.  As such, he was a member of the executive team that turned around and sold the company to a foreign sovereign wealth fund.  During his tenure as VP of Operations, the company reorganized its manufacturing operations, increased on-time deliveries from 50% to 99%, reduced labor costs 20%, decreased material costs 10%, cut cycle times 50% (resulting in working capital reductions of $7m), and improved quality by 50%.

Previously, Mr. Gould was VP of Operations at startup aircraft manufacturer Adam Aircraft.  There he set up production operations for the company's carbon fiber piston and jet airplanes.  Before joining Adam Aircraft, Mr. Gould acquired, turned around and sold healthcare documentation startup Clinicient which provides internet-based documentation and billing services to the physical therapy industry.  Earlier, Mr. Gould spent 12 years in various management and executive positions at Boeing, managing manufacturing, engineering, financial and facilities functions in the commercial aircraft division of the company.  In his last assignment at Boeing, he formed and led the business unit that designed, manufactured and procured all wire harnesses and electrical components for the company's 777, 747, 767, 737 and 757 commercial aircraft.  Prior to Boeing, Mr. Gould spent 3 years managing production and finance functions at Hewlett-Packard's signal generator and radio frequency analyzer test division.  He also spent 3 years as an attorney at a major Los Angeles law firm, practicing business and real estate law.

Mr. Gould has served on several boards of directors including Piper Aircraft, General Aviation Manufacturers Association (executive committee and chairman of Product Liability committee), BECU ($4 Billion financial institution) and United Way of Snohomish County.  He holds an MBA from Harvard University, a MS in management from Stanford University's Sloan program, a JD from University of Southern California and a BA from Washington State University.  He has a wife and two grown children and enjoys tennis, skiing, flying, motorcycling and automobiles.  He is an instrument rated pilot.

Messr. Gould has received a restricted stock grant of 100,000 shares of our common stock that will vest quarterly over a period of one year.

Item 8.01.  Other Events

None.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description

10.1	Press Release dated August 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2010	Trans-Pacific Aerospace Company, Inc. a Nevada corporation

	By:	/s/ Matt Szot
Name: Matt Szot
Title: Chief Financial Officer